CINGULAR WIRELESS LLC

Exhibits — Non-GAAP Financial Information

Exhibit 99.2

Explanation of Non-GAAP Financial Information

To provide clarity to investors about the most relevant measures of our financial performance, we supplement the reporting of Cingular’s consolidated financial information under GAAP with certain non-GAAP financial measures: total operating expenses and operating margin, adjusted to exclude special items that affect the comparability of our current results to 2003 results. This information should not be considered in isolation or as a substitute for the consolidated (GAAP) financial information. We believe the presentation of these measures provides useful information to investors for the following specific reasons:

Adjusted Total Operating Expenses: The presentation of such adjusted total operating expenses enables investors to focus on period-over-period operating expense performance, without the impact of significant special items, and thereby enhances the user’s overall understanding of the Company’s current financial performance and provides a better baseline for modeling future earnings expectations. We believe the inclusion of adjusted total operating expenses provides consistency and comparability in our financial reporting and is provided in order to enable investors to more thoroughly evaluate our current performance compared to past performance.

Adjusted Operating Margin: We believe that operating margin is one of the key metrics used by investors in evaluating the efficiency of the company’s operations. Therefore, consistent with the benefits associated with presenting adjusted total operating expenses, we present the related adjusted operating margin to demonstrate the impact on operating margin of the special items for which adjustments have been made and to provide a useful measure for analyzing current and comparative period business performance and profitability.